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                                                                   Exhibit 10.11

                          PRODUCTION SERVICES AGREEMENT

      PRODUCTION SERVICES AGREEMENT dated as of March 31, 2006 between Infogrames Entertainment SA, at 1 Place Verrazzano, 69252 Lyon cedex 09, France acting on behalf of itself and of its affiliates (other than Atari, Inc.) and Atari, Inc. ("ATARI"), at 417 Fifth Avenue, New York, NY 10016 (this "Agreement").

                                   WITNESSETH:

      WHEREAS, IESA and Atari are affiliated entities active in the field of digital entertainment and interactive games.

      WHEREAS, Atari has developed highly-recognized know-how and experience in the production of interactive games and has agreed to provide production services to IESA and its affiliates (together "IESA").

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                       PRODUCTION SERVICES TO BE PROVIDED

      1.01. Performance of PRODUCTION SERVICES.

            (a) Subject to the terms and conditions set forth herein and on
Schedule I hereto, as may be amended from time to time ("Schedule I"), Atari or its subsidiaries, as applicable, shall provide IESA with the services set forth on Schedule I (the "PRODUCTION SERVICES"). The PRODUCTION SERVICES shall consist of the services listed on Schedule 1. Atari or IESA may at any time amend
Schedule I with the prior written consent of the other party. The PRODUCTION SERVICES will be provided to IESA to the extent that the conduct of its business during the Term undergoes no significant change that would materially expand Atari's obligations hereunder as they exist at the beginning of the Term.

            (b) Except as specifically provided in Schedule I , Atari or its subsidiaries, as applicable, shall provide each of the PRODUCTION SERVICES listed in Schedule I for a term commencing on the date hereof and ending on March 31, 2011, unless earlier terminated by IESA or Atari in accordance with
Section 2.01 hereof (collectively, the "PRODUCTION SERVICES Period" or "Term.")

            (c) Atari or its subsidiaries, as applicable, shall provide the PRODUCTION SERVICES to IESA and/or its affiliates promptly with that degree of skill, attention and care that Atari exercises and has heretofore exercised with respect to furnishing comparable services to itself and its affiliates.

            (d) Representatives of Atari and IESA, or IESA's designee, shall meet, at least, on a semi-annual basis to review the performance of the PRODUCTION SERVICES.

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            (e) Unless otherwise specified in Schedule I, all employees and representatives of Atari or its subsidiaries, as applicable (other than Bruno Bonnell), providing the PRODUCTION SERVICES hereunder to IESA during the Term of this Agreement (collectively, the "PRODUCTION SERVICES Employees") shall be deemed for all purposes (including compensation and employee benefits) to be employees or representatives solely of Atari and not to be employees or representatives of IESA or to be independent contractors thereof. In performing their respective duties hereunder, all such employees and representatives of Atari shall be under the direction, control and supervision of Atari and Atari shall have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives, subject to compliance with the terms and provisions contained in this Agreement including, without limitation, the provision of the PRODUCTION SERVICES.

      1.02. Billing and Payment for the PRODUCTION SERVICES.

            (a) The Parties agree that the effective date of this Agreement shall be July 1, 2005. For a period of six months following the Effective Date, Atari shall bill IESA for the PRODUCTION SERVICES at cost with no upcharge, except for quality assurance services which shall continue to be billed at cost plus 10%, and, thereafter, at cost plus 6%, except for quality assurance services which shall continue to be billed at cost plus 10%, or as otherwise agreed upon in writing by Atari and Infogrames Entertainment SA. Atari will provide an estimated budget of such Production Services no later than 15 days prior to the end of the fiscal year.

            (b) Beginning on April 1, 2006, IESA and Atari shall review the costs of the PRODUCTION SERVICES on a yearly basis and shall use commercially reasonable efforts to mutually agree to changes to the PRODUCTION SERVICES by no later than the last day of the fiscal year during which such annual review occurs.

            (c) Atari shall, on a quarterly basis, submit to IESA its billing invoice in US Dollars (the "PRODUCTION SERVICES Invoice") setting out detailed itemized costs in connection with each production project. Payment by IESA in respect of any such invoice shall be made in US Dollars within 45 days after the date of IESA's receipt of the PRODUCTION SERVICES Invoice. Atari will use its commercial best efforts to use the actual costs incurred as the basis of the invoices. To the extent that adjustments from the invoices should be made prior to its due date, such adjustments will be communicated to IESA promptly prior to such date.

            (d) Atari acknowledges that Infogrames Entertainment SA currently provides, and is expected to provide management and services to Atari upon the terms and conditions set forth in the management and services agreement of even date hereof (the "Management and Services Agreement"). IESA and Atari expressly agree that each party shall have the right throughout the term of this Agreement to offset such payments as are owed under this Agreement against payments due under the Management and Services Agreement and/or the service agreement to certain subsidiaries of Infogrames Entertainment SA between Atari and Infogrames Entertainment SA dated as of the date hereof.

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                                   ARTICLE II

                                  MISCELLANEOUS

      2.01. Termination.

            (a) Either party may terminate this Agreement upon written notice to the other party at least 90 days prior to the end of each fiscal year during the Term.

            (b) Either party may terminate this Agreement upon written notice in the event of a material breach by the other party of the terms of this Agreement and such breach is not cured within thirty days of notice thereof.

            (c) Either party may terminate this Agreement, in its sole and absolute discretion, upon 90 days written notice to the other party in the event that Infogrames Entertainment SA and its subsidiaries hold less than 25% of the voting stock of Atari.

            (d) The Agreement may be terminated by mutual agreement of Atari and Infogrames Entertainment SA.

      2.02. Indemnification of Atari by IESA. IESA hereby releases, indemnifies and agrees to hold harmless Atari and its subsidiaries from and against any and all losses and/or damages which arise out of the PRODUCTION SERVICES, other than such losses and/or damages which arise out of Atari's or its subsidiaries' gross negligence or willful misconduct.

      2.03. Certain Agreements and Indemnities to Survive Termination of Agreement. The obligations of the parties under Sections 2.02, 2.04 and 2.08 hereof shall survive any expiration or termination of this Agreement as shall IESA's payment obligation with respect to PRODUCTION SERVICES rendered prior to the termination date. All other obligations hereunder shall terminate as of the date of expiration or termination of this Agreement in accordance with Section 2.01.

      2.04. Governing Law. Jurisdiction This Agreement shall be interpreted under the laws of the state of New York, and the parties submit to the exclusive jurisdiction of the courts of the state and federal courts located within New York, New York without regard to its choice-of-law rules.

      2.05. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE

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BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL
WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      2.06. No Third Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any person or entity, including any employee or former employee of the parties or any affiliate or associate thereof (including any beneficiary or dependent thereof).

      2.07. Relationship of Parties. Nothing herein contained shall be deemed or construed by IESA or Atari or for any other party as creating the relationship of principal and agent or of partnership, joint employers or joint venture by the parties hereto.

      2.08. Remedies; Specific Performance. Without prejudice to any rights or remedies otherwise available to any party hereto, IESA and Atari hereby acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement by IESA or Atari and agree that the obligations of IESA or Atari, as the case may be, shall be specifically enforceable.

      2.09. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if personally delivered, when so delivered, (b) if mailed, five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (c) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (b) above or (d) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

      if to IESA, to:

              Infogrames Entertainment SA
              1 Place Verrazzano
              Lyon 69252 Lyon Cedex 09
              France

              Attention: Chief Operating Officer
              Telephone: (+33) 4 37 64 37 64
              Telecopy:  (+33) 4 37 64 30 95

              Attention: General Counsel
              Telephone: (+33) 4 37 64 37 64
              Telecopy:  (+33) 4 37 64 30 95

      if to Atari, to:

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              Atari, Inc.
              417 Fifth Avenue
              New York, New York  10016
              Attention: General Counsel
              Telephone: (212) 726-6500
              Telecopy:  (212) 726-6590

Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party hereto may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

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      IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed by their respective authorized representatives on the day and year first above written.

                                       INFOGRAMES ENTERTAINMENT SA

                                       By: /s/ Thomas Schmider
                                          ------------------------
                                           Name: Thomas Schmider
                                           Title: DGD

                                       ATARI, INC.

                                       By: /s/ Bruno Bonnell
                                          ------------------------
                                           Name: Bruno Bonnell
                                           Title: CEO

                [SIGNATURE PAGE TO PRODUCTION SERVICES AGREEMENT]

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                                   SCHEDULE I

                               PRODUCTION SERVICES

1.  Production Management Services

    - provision of executive producer services

    - manage all internal producers

    - coordinate with external developers and manage projects, including review of milestones, conduct and coordinate due diligence, and coordinate localization efforts

    - conduct due diligence on a worldwide basis for developer selection

2.  Production Support Services

    - provide portfolio reporting and tracking on a worldwide basis

    - manage and coordinate worldwide quality control services

    - coordinate strategic relations with manufacturers in the US

    - manage product submittals and certification with manufacturers in the US

3.  New Business and Portfolio Planning Services

    - manage third party product development and acquisition

    - coordinate greenlight process

    - perform new business development activities

4.  Content Management or Administrative Services

    - supervision of worldwide content management services

    - operational, financial and administrative services for worldwide product development

5.  Online - Casual Gaming

    - establish online business opportunities

6.  Quality Assurance Services (engineering and mastering)